Exhibit 10.13

SECOND AMENDMENT TO THE
RAIL LINE EASEMENT AGREEMENT

THIS SECOND AMENDMENT TO THE RAIL LINE EASEMENT AGREEMENT (the “Second Amendment”) is made by and among the CITY OF ORLANDO, a municipal corporation created by and existing under the laws of the State of Florida, whose address is P.O. Box 4990, 400 S. Orange Avenue, Orlando, Florida 32802-4990 (the “City”) and THE GREATER ORLANDO AVIATION AUTHORITY, a public and governmental body created as an agency of the City, existing under and by virtue of the laws of the State of Florida, whose mailing address is One Jeff Fuqua Boulevard, Orlando, Florida 32827-4399 (the “Authority”), and ALL ABOARD FLORIDA – OPERATIONS LLC, a Delaware limited liability company authorized to conduct business in Florida, whose mailing address is 2855 LeJeune Road, 4th Floor, Coral Gables, Florida 33134 (“Rail Company”).

WITNESSETH:

WHEREAS, City, Authority and Rail Company entered into that certain Rail Line Easement Agreement with an effective date of January 22, 2014 (the “Agreement”) and that certain First Amendment To The Rail Line Easement Agreement with an effective date of September 25, 2014 (the “First Amendment”); and

WHEREAS, pursuant to an agreement dated September 27, 1976, as amended, with the City, City Document Number 13260-1, the Authority controls, operates, and maintains an airport in Orange County, State of Florida, known as Orlando International Airport (hereinafter referred to as the “Airport”); and

WHEREAS, the parties desire to amend the Agreement to extend the Escrow Term (as defined in the Agreement) and amend other terms to reflect changes to the Rail Project resulting from continued coordination and design efforts.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby expressly acknowledged, the parties hereto covenant and agree as follows:

1.          Recitals. The foregoing recitals are true and correct and are hereby incorporated as covenants and agreements and are made a part hereof.

2.          Definitions. Capitalized terms shall have the meaning ascribed to them in the Agreement unless modified herein.

3.          Definitions. Paragraph 2 qq. is hereby deleted and replaced with the following:

Temporary Construction License means that certain nonexclusive, non-perpetual license to be executed by the Authority upon satisfaction of the Escrow Conditions for a period set forth in the Temporary Construction License.

4.          Rail Company Infrastructure Improvements. Paragraph 5(b)(i) under the paragraph entitled Rail Company Infrastructure Improvements is deleted in its entirety and replaced with the following:

i.           Rail Company, at its sole cost and expense, shall obtain a Rail Corridor engineering study to address the above infrastructure (the “Rail Corridor Study”). The Rail Corridor Study shall be comprised of conceptual design plans and infrastructure Improvements Matrix for the Rail Corridor (the “Matrix”), which together will provide the scope of work to be completed for the entire Rail Corridor including both the infrastructure Improvements, the Critical Rail Corridor Improvements and the incremental/proportionate portion of the Critical Rail Corridor Improvements attributable to future rail use. The Authority shall provide an outline of the Matrix to AAF by September 30, 2014. The Matrix shall be jointly developed by AAF and the Authority to address the scope of work for the incremental/proportionate work for that portion of the design and construction that allows for future rail service or otherwise for the Authority’s benefit and to address other specifics such as maintenance and coordination of construction. A construction cost estimate based on the Critical Rail Corridor Study shall be provided to the Authority that details the costs for the portion of the Critical Rail Corridor Improvements being constructed by Rail Company for the Authority’s benefit to allow future rail use or otherwise for the Authority’s benefit (the “Critical Rail Corridor Construction Costs”). Rail Company shall provide the Rail Corridor Construction Costs and the final Rail Corridor Study on or before December 31, 2014 for the Authority’s review and approval or disapproval in its reasonable discretion. If the Authority has not responded within forty-five (45) days after receipt of the Rail Corridor Study, then the Rail Corridor Study shall be deemed to be approved. If the Authority disapproves the Rail Corridor Study, the parties shall work together in good faith to finalize the scope of the Critical Rail Corridor Improvements and infrastructure Improvements as soon as reasonably practicable. The Authority, at no cost to Rail Company, may elect to engage a rail consultant to provide a peer review of the Rail Corridor Study.

5.          Easements and License. Paragraph 5c. shall be amended by renaming it “Easements and License” and by replacing 5c.i. with the following:

(i)           Temporary Construction License Upon satisfying the Escrow Conditions, Authority shall grant to Rail Company a Temporary Construction License. The form of the Temporary Construction License shall be as set forth in attached Exhibit “4”. The Temporary Construction License shall terminate on the earlier of: 1. The third anniversary of the recording of the Temporary Construction License in the event construction of Critical Rail Corridor Improvements or Improvements has not commenced, or 2. On the sixth anniversary of recording of the Temporary Construction License in the event either the Critical Rail Corridor Improvements or the Improvements have not achieved Substantial Completion (subject to Force Majeure Events), or 3. On the recordation of the Rail Line Easement.

6.          Paragraph 5c.ii. Paragraph 5c.ii. is hereby amended to delete “TWELVE MILLION NINE HUNDRED NINETY THOUSAND DOLLARS AND NO/lOO ($12,990,000.00)” and replace it with “TWELVE MILLION FIVE HUNDRED FORTY NINE THOUSAND DOLLARS AND NO/lOO ($12,549,000).”

7.          Paragraph 6 b. under the paragraph entitled Closing Procedures of the Agreement is deleted in its entirety and replaced with the following:

b.       The conditions to be satisfied in order to release the escrow documents are set forth in Exhibit “11” hereto (the “Escrow Conditions”). Closing Agent shall hold all Escrow Documents in escrow from the date hereof until the earlier of the following dates (the “Escrow Term”): (i) the satisfaction or waiver (any such waiver to be in the sole discretion of the waiving party) of the Escrow Conditions or (ii) November 1, 2015, as such date may be amended by the parties in writing (the “Escrow Termination Date”). The Authority’s Executive Director is authorized to extend the Escrow Termination Date one time subsequent to November 1, 2015, until December 31, 2015.

8.          Exhibit 11 - Escrow Release Conditions. “Exhibit 11” shall be amended by deleting item 7 and replacing it with the following:

(7)     Rail Company has received a Final Environmental Impact Statement providing final agency action allowing for the related permits to be issued for the Rail Project.

9.          Modification. Except as expressly amended and supplemented in the First Amendment, and this Second Amendment all other terms of the Agreement shall remain in full force and effect as originally executed.

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IN WITNESS WHEREOF,the parties hereto have each caused this First Amendment to be executed by its authorized representative on the date so indicated below.

“GOAA”
GREATER ORLANDO AVIATION AUTHORITY
ATTEST:
	By:	/s/ Phillip N. Brown
/s/ Dayci S. Burnette-Snyder		Phillip N. Brown, A.A.E.,
Dayci S. Burnette-Snyder,		Executive Director
Assistant Secretary
Date: 10/28, 2015

APPROVED AS TO FORM AND LEGALITY this 27th day of October, 2015, for the use and reliance by the GREATER ORLANDO AVIATION AUTHORITY, only.

Marchena and Graham, P.A., Counsel.

By:	/s/ Marchena and Graham, P.A.
Marchena and Graham, P.A.

STATE OF FLORIDA
COUNTY OF ORANGE

Before me, the undersigned authority, duly authorized under the laws of the State of Florida to take acknowledgments, this day personally appeared Phillip Brown and Dayci S Burnette-Snyder respectively Executive Director and Deputy Director of the Greater Orlando Aviation Authority, who are personally known to me to be the individuals and officers described in and who executed the foregoing instrument on behalf of said Greater Orlando Aviation Authority, and severally acknowledged the execution thereof to be then free act and deed as such officers and that they were duly authorized so to do.

In witness whereof, I have hereunto set my hand and official seal at Orlando, in the County of Orange, State of Florida, this 28 day of October, 2015.

/s/ Alba L. Bueno
My commission expires:	Notary Public

	Notary Public State of Florida	ALBA L. BUENO Notary Public - State of Florida Commission # FF 901067 My Comm. Expires Jul 19, 2019 Bonded Through National Notary Assn.

ALL ABOARD FLORIDA – OPERATIONS LLC

ATTEST:	/s/ Juan Godoy	By:	/s/ Kolleen Cobb

Printed Name:	Juan Godoy	Printed Name:	Kolleen Cobb

Title:	Asst. Secretary	Title:	Vice President

Date: October 23, 2015

TWO WITNESSES:

/s/ Carla Erand
Printed Name:	Carla Erand

/s/ Jessica Alvarez
Printed Name:	Jessica Alvarez

STATE OF FLORIDA              )
COUNTY OF MIAMI-DADE )

The foregoing instrument was acknowledged before me this 23rd day of  October, 2015, by Kolleen Cobb, as Vice President of All Aboard Florida – Operations LLC, a Delaware limited liability company, on behalf of the limited liability company. He/She is personally known to me or produced a valid driver’s license as identification.

JESSICA ALVAREZ
NOTARY PUBLIC	MY COMMISSION # FF 030333	/s/ Jessica Alvarez
STATE OF FLORIDA	EXPIRES: October 23, 2017	Notary Public
	Bonded Thru Notary Public Underwriters	Print name:

My commission expires:

CITY OF ORLANDO, FLORIDA, a Florida municipal corporation
ATTEST:
By:	/s/ Celeste T. Brown	By:	/s/ Jim Gray
Printed Name:	Celeste T. Brown	Printed Name:	Jim Gray
Title:	City Clerk	Title:	Mayor Pro Tem

[Official Seal]		Date:	10/26/2015

APPROVED AS TO FORM AND LEGALITY FOR THE USE AND RELIANCE OF THE CITY OF ORLANDO, ONLY, THIS 30 DAY OF Oct, 2015.

By:	/s/ Roy Payne
Title:	Chief Asst. City Attorney
Printed Name:	Roy Payne